Exhibit T3E.3

Offer to Exchange

$125,000,000 16% Senior Secured Notes due 2013

for any and all outstanding

4.0% Contingent Convertible Senior Subordinated Notes due 2023

(CUSIP No. 92923CAKO)

of

WCI Communities, Inc.

July 8, 2008

To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

WCI Communities, Inc. (“WCI”) is offering to exchange (the “Exchange Offer”) $1,000 principal amount of 16% Senior Secured Notes due 2013 of WCI (the “New Notes”) for each $1,000 principal amount of validly tendered and accepted 4.0% Contingent Convertible Senior Subordinated Notes due 2023 of WCI (the “Outstanding Notes”).

The Exchange Offer is made on the terms and is subject to the conditions set forth in WCI’s offering memorandum dated July 8, 2008 (as may be amended or supplemented from time to time, the “Offering Memorandum”) and the accompanying Letter of Transmittal. The Exchange Offer is being made pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

We are asking you to contact your clients for whom you hold Outstanding Notes. For your use and for forwarding to those clients, we are enclosing copies of the Offering Memorandum, as well as a Letter of Transmittal and Notice of Guaranteed Delivery for the Outstanding Notes. We are also enclosing a printed form of letter which you may send to your clients, with space provided for obtaining their instructions with regard to the Exchange Offer. YOUR PROMPT ACTION IS REQUESTED. THIS EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON AUGUST 4, 2008, UNLESS EXTENDED BY WCI (THE “EXPIRATION DATE”). OUTSTANDING NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE. OUTSTANDING NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Bank of New York Mellon Trust Company, N.A., is the exchange agent (the “Exchange Agent”) for the Exchange Offer.

To participate in the Exchange Offer, certificates for Outstanding Notes, together with a duly executed and properly completed Letter of Transmittal (or facsimile thereof, or a timely confirmation of a book-entry transfer of such Outstanding Notes into the account at the Exchange Agent, at the book-entry transfer facility), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent, all in accordance with the instructions set forth in the applicable Letter of Transmittal and the Offering Memorandum.

If a registered holder of Outstanding Notes desires to tender Outstanding Notes, but such Outstanding Notes are not immediately available, or time will not permit such holder’s Outstanding Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Offering Memorandum under the caption “The Exchange Offer—Guaranteed Delivery Procedures”.

WCI will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Offering Memorandum and the related documents to the beneficial owners of Outstanding Notes held by them as nominee or in a fiduciary capacity.

WCI will pay or cause to be paid all transfer taxes applicable to the exchange of Outstanding Notes pursuant to the Exchange Offer, except as set forth in the Letter of Transmittal.

Any inquiries you may have with respect to the procedure for tendering Outstanding Notes pursuant to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent at the contact information set forth in the Letter of Transmittal.

Very truly yours,

WCI Communities, Inc.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF WCI OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE OFFERING MEMORANDUM OR THE LETTER OF TRANSMITTAL.

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